Exhibit 99.1

FOR IMMEDIATE RELEASE

Bsquare Fourth Quarter 2020 Results Reflect Increasing Business Stability

2020 annual net loss improves sharply; Cash position increases year-over-year

Seattle, WA – March 18, 2021 – Bsquare Corporation (NASDAQ: BSQR) today announced financial results for the fourth quarter of 2020. Revenue was $11.1 million, up 6% over Q3 2020, while fourth quarter net loss was $0.2 million, compared to a net loss of $0.1 million in the third quarter. Full year 2020 net loss was $1.9 million, a $7.3 million improvement over a net loss of $9.2 million in 2019. Our cash balance on December 31, 2020 increased by $2.4 million over the same date in 2019. Adjusted EBITDAS, a non-GAAP measure, improved $5.1 million during 2020 compared to 2019.

"Our business rebuilding continued in 2020 despite the impact of COVID-19 on our revenue. The improvements in net loss and cash signal an increasing stability in our business," said Ralph C. Derrickson, CEO and President of Bsquare.

Added Derrickson: "The growing connection between our OS licensing business and our IoT software and operations business was increasingly evident in 2020. The expansion of our business with Itron was evidence of our renewed focus on customer service. The experience we gained serving them, as well as our other large IoT customers, will result in improvements to our IoT service and software offerings."

Fourth Quarter 2020 Financial Highlights

•	Overall revenue for the quarter was $11.1 million, 6.2% higher than Q3 2020. Quarter over quarter improvement was primarily driven by revenue increases in the Edge to Cloud segment.
•	Partner Solutions gross margins were 15.7%, down from 19.1% in Q3 2020, while Edge to Cloud gross margins improved to 39.4%.
•	Net loss for the current quarter was $0.2 million, or $0.02 per diluted share, compared to a net loss of $0.1 million, or $0.01 per diluted share, in the third quarter of 2020.
•	Fourth quarter results improved quarter- and year-end cash balances to $13.0 million, an increase of $2.4 million over December 31, 2019.
•	Adjusted EBITDAS was $0.1 million lower in Q4 2020 than in Q3 2020, but adjusted EBITDAS for the year was $5.1 million higher than adjusted EBITDAS for 2019.

1415 Western Avenue, Suite 700, Seattle, Washington 98101 Toll Free: 888.820.4500 Main: +1 425.519.5900 Fax: +1 425.519.5999

The following table provides details regarding our financial results for the fourth quarter of 2020 (unaudited, in thousands except percentages and per share amounts):

	Three Months Ended
	December 31, 2020	December 31, 2019	Q4-Q4 Change (1)	September 30, 2020	Q4-Q3 Change (1)
Revenue:
Partner Solutions	$9,097	$13,287	$(4,190)	$9,145	$(48)
Edge to Cloud	1,974	2,079	(105)	1,275	699
Total revenue	$11,071	$15,366	$(4,295)	$10,420	$651
Total gross profit	$2,205	$2,650	$(445)	$1,890	$315
Gross margins:
Partner Solutions	16%	14%	2%	19%	(3)%
Edge to Cloud	39%	35%	4%	12%	27%
Total gross margin	20%	17%	3%	18%	2%
Total operating expenses	$2,407	$4,027	$(1,620)	$2,028	$379
Total operating expenses excluding restructuring costs (2)	$2,407	$3,313	$(906)	$2,028	$379
Net loss	$(206)	$(1,360)	$1,154	$(136)	$(70)
Diluted net loss per share	$(0.02)	$(0.10)	$0.08	$(0.01)	$(0.01)
Net loss excluding restructuring costs (2)	$(206)	$(646)	$440	$(136)	$(70)
Diluted net loss per share excluding restructuring costs (2)	$(0.02)	$(0.05)	$0.03	$(0.01)	$(0.01)
Adjusted EBITDAS (3)	$148	$(314)	$462	$277	$(129)
Cash, restricted cash, cash equivalents and short-term investments	$12,960	$10,561	$2,399	$12,572	$388

Notes:

(1)	For gross margin, amount represents percentage point change.
(2)

Total operating expenses excluding restructuring costs, net loss excluding restructuring costs, and diluted net loss per share excluding restructuring costs are non-GAAP financial measures (reconciliation provided after financial statement tables).

(3)

Adjusted EBITDAS = Income (loss) from operations before depreciation, amortization, stock compensation expense, and restructuring costs (applicable only to 2019). Adjusted EBITDAS is a non-GAAP financial measure (reconciliation provided after financial statement tables).

Financial Commentary on Fourth Quarter 2020 Results Compared to Fourth Quarter 2019

•	Partner Solutions revenue decreased for the comparative period, primarily driven by lower sales of Microsoft operating systems and other embedded software.
•	Edge to Cloud revenue decreased when compared to the prior year fourth quarter, primarily from completion of software consulting projects during 2019 that did not recur in 2020.
•

Total operating expenses, both including and excluding restructuring costs, decreased when compared to the fourth quarter of 2019 due to announced cost reduction initiatives that reduced salary, benefit, and marketing costs.

•	Net loss for Q4 2020 was $0.2 million or $(0.02) per diluted share compared to a loss of $1.4 million or $(0.10) per diluted share in Q4 2019, an improvement of $1.2 million or $0.08 per diluted share.

Conference Call

Management will host a conference call today, March 18, 2021, at 5 p.m. Eastern Time (2 p.m. Pacific Time). To access the call dial 1-800-437-2398 or 1-856-344-9206 for international callers, and reference “Bsquare Corporation Fourth Quarter 2020 Earnings Conference Call.” A replay will be available for two weeks following the call by dialing 1-844-512-2921, or 1-412-317-6671 for international callers; reference pin number 8160192. A live and replay Webcast of the call will be available at www.bsquare.com in the investor relations section.

1415 Western Avenue, Suite 700, Seattle, Washington 98101 Toll Free: 888.820.4500 Main: +1 425.519.5900 Fax: +1 425.519.5999

About Bsquare Corporation

Bsquare builds technology that is powering the next generation of intelligent devices and the systems in which they operate. We believe the promise of IoT will be realized through the development of intelligent devices and intelligent systems that are cloud-enabled, contribute data, facilitate distributed control and decision making, and operate securely at scale. Bsquare's suite of services and software components allow our customers to create new revenue streams and operating models while providing new opportunities for lowering costs and improving operations. We serve a global customer base from offices in Seattle, Washington, and the United Kingdom. For more information, visit www.bsquare.com.

Cautionary Note Regarding Forward-Looking Statements

This release contains "forward-looking statements" within the meaning of the safe-harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: "expect," "believe," "plan," "strategy," "future," "may," "should," "will," and similar references to future periods. Examples of forward-looking statements include, among others, express or implied statements we make regarding the stability of our business, expected improvements to our IoT and software offerings, expected operating results in future periods, such as anticipated revenue, gross margins, profitability, cash and investments, and regarding strategies for customer retention, growth, new product and service developments, and market position. Forward-looking statements are neither historical facts nor assurances about future performance. Instead, they are based on current beliefs, expectations and assumptions about the future of our business and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements.

Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others: our ability to execute our development initiatives and sales and marketing strategies; the extent to which we are successful in gaining new long-term customers and retaining existing ones; whether we are able to maintain our favorable relationship with Microsoft as a systems integrator and distributor; our success in leveraging strategic partnering initiatives with companies such as Microsoft, AWS and Intel; the ongoing impact of COVID-19 on our business and on our customers and vendors; and such other risk factors as discussed in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. Except as required by law, we undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Bsquare Contact:	Investor Contact:
Christopher Wheaton, Chief Financial and Operating Officer	Steven Gottlieb, Vice President, Corporate Affairs
Bsquare Corporation	Bsquare Corporation
+1 425.519.5900	+ 1 425.519.5900
investorrelations@bsquare.com	steveng@bsquare.com

Bsquare and the Bsquare Logo are trademarks of Bsquare Corporation in the U.S. and other countries. Other names and brands herein may be trademarks of others.

1415 Western Avenue, Suite 700, Seattle, Washington 98101 Toll Free: 888.820.4500 Main: +1 425.519.5900 Fax: +1 425.519.5999

BSQUARE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

(unaudited)

	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$12,623	$7,712
Restricted cash	337	600
Short-term investments	—	2,249
Accounts receivable, net of allowance for doubtful accounts of $50 at December 31, 2020 and $31 at December 31, 2019	6,177	9,216
Prepaid expenses and other current assets	409	244
Contract assets	456	494
Total current assets	20,002	20,515
Equipment, furniture and leasehold improvements, net	322	252
Deferred tax assets	7	7
Intangible assets, net	71	169
Right-of-use lease assets, net	1,853	1,828
Other non-current assets including contract assets	27	284
Total assets	$22,282	$23,055
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Third-party software fees payable	$6,458	$7,224
Accounts payable	489	408
Paycheck Protection Program loan	950	—
Accrued compensation	717	1,001
Other accrued expenses	216	306
Deferred revenue, current portion	2,165	1,559
Operating leases	344	702
Total current liabilities	11,339	11,200
Deferred revenue	28	903
Operating leases, long-term	1,630	1,256
Paycheck Protection Program loan, long-term	634	—
Shareholders' equity:
Preferred stock, no par: 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, no par: 37,500,000 shares authorized; 13,235,038 issued and outstanding at December 31, 2020 and 13,042,293 issued and outstanding at December 31, 2019	139,726	138,877
Accumulated other comprehensive loss	(992)	(987)
Accumulated deficit	(130,083)	(128,194)
Total shareholders' equity	8,651	9,696
Total liabilities and shareholders' equity	$22,282	$23,055

1415 Western Avenue, Suite 700, Seattle, Washington 98101 Toll Free: 888.820.4500 Main: +1 425.519.5900 Fax: +1 425.519.5999

BSQUARE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Revenue:
Partner Solutions	$9,097	$13,287	$42,257	$50,628
Edge to Cloud	1,974	2,079	4,887	8,655
Total revenue	11,071	15,366	47,144	59,283
Cost of revenue:
Partner Solutions	7,669	11,364	35,171	43,198
Edge to Cloud	1,197	1,352	4,247	5,989
Total cost of revenue	8,866	12,716	39,418	49,187
Gross profit	2,205	2,650	7,726	10,096
Operating expenses:
Selling, general and administrative	2,363	2,838	9,314	11,316
Research and development	44	475	266	5,751
Restructuring costs	—	714	—	2,343
Total operating expenses	2,407	4,027	9,580	19,410
Loss from operations	(202)	(1,377)	(1,854)	(9,314)
Other income, net	(4)	33	(35)	149
Loss before income taxes	(206)	(1,344)	(1,889)	(9,165)
Income tax (expense) benefit	—	(16)	—	(16)
Net loss	$(206)	$(1,360)	$(1,889)	$(9,181)
Basic and diluted net loss per share	$(0.02)	$(0.10)	$(0.14)	$(0.71)
Net loss excluding restructuring costs	(206)	(646)	(1,889)	(6,838)
Diluted net loss per share excluding restructuring costs	$(0.02)	$(0.05)	$(0.14)	$(0.53)
Shares used in per share calculations:
Basic and diluted	13,225	12,997	13,139	12,896

1415 Western Avenue, Suite 700, Seattle, Washington 98101 Toll Free: 888.820.4500 Main: +1 425.519.5900 Fax: +1 425.519.5999

BSQUARE CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES

(In thousands, unaudited)

Adjusted EBITDAS

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Loss from operations as reported	$(202)	$(1,377)	$(1,854)	$(9,314)
Depreciation and amortization	139	201	633	897
Share-based compensation	211	148	812	519
Restructuring costs	—	714	—	2,343
Adjusted EBITDAS (1)	$148	$(314)	$(409)	$(5,555)

(1)

Adjusted EBITDAS is a non-GAAP financial measure that Bsquare defines as income (loss) from operations before depreciation expense on fixed assets and amortization expense (including impairment) on intangible assets, stock-based compensation expense, and restructuring costs (applicable only to 2019). Adjusted EBITDAS should not be construed as a substitute for net income (loss) or net cash provided (used) by operating activities (all as determined in accordance with GAAP) for the purpose of analyzing our operating performance, financial position and cash flows, and Adjusted EBITDAS has limitations, including that it does not reflect our entire cost structure to operate our business (such as the cost of replacing assets being depreciated or amortized, capital expenditures, and stock-based compensation expenses which we expect to continue being meaningful, and income tax expense (benefit)) and may not be comparable to similarly titled measures used by other companies. However, Bsquare regards Adjusted EBITDAS as a complement to net income and other GAAP financial performance measures. Bsquare uses Adjusted EBITDAS to evaluate Bsquare’s financial performance and the effectiveness of its business strategies on a consistent basis across reporting periods, and Bsquare believes the measure is often used by analysts, investors and other interested parties to evaluate comparable companies

Total operating expenses excluding restructuring costs

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Total operating expenses	$2,407	$4,027	$9,580	$19,410
Restructuring costs	—	714	—	2,343
Total operating expenses excluding restructuring costs (1)	$2,407	$3,313	$9,580	$17,067

(1)

Total operating expenses excluding restructuring costs is a non-GAAP financial measure that Bsquare defines as total operating expenses, plus an add-back for restructuring costs (applicable only to 2019). This measure should not be construed as a substitute for total operating loss for the purpose of analyzing our operating performance, and it has limitations, including that it does not reflect our entire cost structure to operate our business. However, Bsquare regards this measure as a complement to GAAP operating expenses because it excludes costs that may not be indicative of operating performance. Bsquare uses this measure to evaluate Bsquare’s financial performance and the effectiveness of its business strategies on a consistent basis across reporting periods, and Bsquare believes the measure is often used by analysts, investors and other interested parties to evaluate comparable companies.

1415 Western Avenue, Suite 700, Seattle, Washington 98101 Toll Free: 888.820.4500 Main: +1 425.519.5900 Fax: +1 425.519.5999

Net loss excluding restructuring costs

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net loss	$(206)	$(1,360)	$(1,889)	$(9,181)
Restructuring costs	—	714	—	2,343
Net loss excluding restructuring costs (1)	$(206)	$(646)	$(1,889)	$(6,838)

(1)

Net loss excluding restructuring costs is a non-GAAP financial measure that Bsquare defines as net loss, plus an add-back for restructuring costs (applicable only to 2019). This measure should not be construed as a substitute for total operating loss for the purpose of analyzing our operating performance, and it has limitations, including that it does not reflect our entire cost structure to operate our business. However, Bsquare regards this measure as a complement to GAAP net loss because it excludes costs that may not be indicative of operating performance. Bsquare uses this measure to evaluate Bsquare’s financial performance and the effectiveness of its business strategies on a consistent basis across reporting periods, and Bsquare believes the measure is often used by analysts, investors and other interested parties to evaluate comparable companies.

Net loss per diluted share excluding restructuring costs

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Diluted net loss per share	$(0.02)	$(0.10)	$(0.14)	$(0.71)
Restructuring costs	—	0.05	—	0.18
Diluted net loss per share excluding restructuring costs (1)	$(0.02)	$(0.05)	$(0.14)	$(0.53)

(1)

Diluted net loss per share excluding restructuring costs is a non-GAAP financial measure that Bsquare defines as net loss per diluted share, plus an add-back for the per diluted share amount of restructuring costs (applicable only to 2019). Other than being expressed on a per diluted share basis, this measure is the same as net loss excluding restructuring costs, and it has the same limitations, and it is used and disclosed by Bsquare for the same reasons.

1415 Western Avenue, Suite 700, Seattle, Washington 98101 Toll Free: 888.820.4500 Main: +1 425.519.5900 Fax: +1 425.519.5999